UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

SUPERTEL HOSPITALITY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPERTEL HOSPITALITY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 25, 2006

The Annual Meeting of the shareholders of Supertel Hospitality, Inc. will be held at the Doubletree Hotel at 1616 Dodge Street, Omaha, Nebraska 68102, on Thursday, May 25, 2006, at 10:00 a.m., local time, for the following purposes:

1.	To elect directors to serve on the Board of Directors until the annual meeting of shareholders in 2007 or until their successors have been duly elected and qualified;

2.	To approve the Supertel 2006 Stock Plan;

3.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2006;

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Only shareholders of the Company of record as of the close of business on April 14, 2006 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

We enclose, as a part of this Notice, a Proxy Statement which contains further information regarding the Annual Meeting and the items of business.

In order that your shares may be represented at the Annual Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy Card in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting in person you may, if you wish, vote personally on all matters brought before the Annual Meeting even if you have previously returned your Proxy Card.

By Order of the Board of Directors,

PAUL J. SCHULTE
President and Chief Executive Officer

Norfolk, Nebraska

April 25, 2006

SUPERTEL HOSPITALITY, INC.

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Supertel Hospitality, Inc.(the Company) for use at the annual meeting of shareholders to be held on Thursday, May 25, 2006 and any adjournments thereof. The mailing address of the principal executive offices of the Company is 309 N. 5th St., Norfolk, NE 68701. This Proxy Statement and the Proxy Card, Notice of Meeting and the Company’s Annual Report, all enclosed herewith, are first being mailed to the shareholders of the Company on or about April 25, 2006.

The Proxy Solicitation

There are two parts to this solicitation: the Proxy Card and this Proxy Statement. The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. This Proxy Statement provides you with information that you may find useful in determining how to vote.

The solicitation of proxies is being made by the Company primarily through the use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone or personally by officers of the Company, will be borne by the Company.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder giving a proxy has the power to revoke it by submitting a properly executed proxy bearing a later date, by delivering written notice of revocation to the Secretary of the Company before or at the Annual Meeting or by attending the meeting and voting in person. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. The proxy will be voted as specified by the shareholder in the space(s) provided on the Proxy Card. If no specification is made, the proxy will be voted “for” the eight nominees for directors, “for” approval of the Supertel 2006 Stock Plan and “for” ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2006.

Voting Rights of Shareholders and Votes Required

Only those shareholders of record at the close of business on April 14, 2006, are entitled to notice of and to vote at the Annual Meeting, or any postponements or adjournments of the meeting. At the close of business on April 14, 2006, the Company had 12,064,283 shares of common stock outstanding, $.01 par value per share. The Company has 1,521,258 shares of its non-voting Series A Convertible Preferred Stock (“Preferred Stock”) outstanding. Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Cumulative voting is not permitted. Under Virginia law and the Company’s articles of incorporation and bylaws, a majority of the outstanding shares entitled to vote must be present in person or by proxy at the Annual Meeting to constitute a quorum for the transaction of business.

Shares represented by proxies marked “abstain” will be counted as shares present for purposes of determining a quorum. Shares that are voted by brokers holding shares for beneficial owners on some matters will be treated as present for purposes of determining a quorum, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority is withheld by the broker (“broker non-votes”). No specific provision of Virginia law or the Company’s articles of incorporation or bylaws address abstentions or broker non-votes.

The proposal to approve the Supertel 2006 Stock Plan requires the affirmative vote of the majority of shares present in person or represented by proxy. Abstentions will have the same effect as a vote against this proposal. Broker non-votes on this proposal are treated as shares for which voting power has been withheld by the beneficial holders of those shares and therefore will not be counted as votes for or against this proposal.

The eight nominees receiving the most votes cast at the Annual Meeting will be elected directors; therefore broker non-votes will not affect the outcome of the election of directors.

With regard to any other matter, including ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, shareholders may vote in favor, vote against or abstain from voting on the matter. Approval of such a matter requires more votes cast “for” the matter than votes cast “against” the matter. Thus, although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining if a proposal has been approved, and therefore have no effect.

SECURITIES OWNERSHIP

BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of our common stock and Preferred Stock as of April 14, 2006 by the following persons (a) each shareholder known to us to beneficially own more than 5% of the outstanding shares of our common stock, (b) each director, (c) each executive officer named in the Summary Compensation Table and (d) all directors and executive officers as a group. On April 14, 2006 there were 12,064,283 shares of common stock outstanding and 1,521,258 share of Preferred Stock outstanding. The shares of Preferred Stock are non-voting and are convertible into an aggregate of 2,692,626 shares of common stock.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Mark H. Tallman P. O. Box 4397 Lincoln, NE 68504	Common Stock	1,188,980	(2)	9.72%
Allen L. Dayton	Common Stock Preferred Stock	925,455 50,000	(3)	7.57 3.29	% %
Paul J. Schulte	Common Stock Preferred Stock	951,571 20,000	(4)	7.78 1.31	% %
Steve H. Borgmann	Common Stock	858,986	(5)	7.02%
Jeffrey M. Zwerdling	Common Stock Preferred Stock	153,389 10,000	(6)	1.25	% *
George R. Whittemore	Common Stock Preferred Stock	119,101 15,000	(7)		* *
Joseph Caggiano	Common Stock	30,000			*
Loren Steele	Common Stock	13,650			*
Patrick J. Jung	Common Stock	3,000			*
Donavon A. Heimes	Common Stock	260	(8)		*
All directors and executive officers as a group (9 persons)	Common Stock Preferred Stock	3,055,412 95,000	(9)	24.98 6.25	% %

*	Represents less than 1% of the outstanding shares.

(1)	In calculating the indicated percentage, the denominator includes the shares of common stock that would be acquired by the person upon the conversion of the Preferred Stock owned by the person. The denominator excludes the shares of common stock that would be acquired by any other person upon such conversion.

(2)	Based solely on information provided by Mr. Tallman.

(3)	Includes 696,755 shares of common stock held by the Southern Improvement Company, Inc., 112,100 shares of common stock held by Video Service of America, Inc. and 88,500 shares of common stock that Mr. Dayton would acquire upon the conversion of his shares of Preferred Stock.

(4)	Includes 29,500 shares of common stock owned by Mr. Schulte’s wife and 35,400 shares of common stock that he would acquire upon the conversion of his shares of Preferred Stock. Also reflects Mr. Schulte’s 33.3% ownership interest in Supertel, Inc., which holds 146,266 shares of common stock.

(5)	Includes 26,000 shares held by Mr. Borgmann’s wife. Also reflects Mr. Borgmann’s 33.3% ownership interest in Supertel, Inc., which holds 146,266 shares of common stock, and Mr. Borgmann’s 30% ownership interest in Creston Super 8 Motel, Inc., which holds 196,856 shares of common stock.

(6)	Includes 43,659 shares of common stock held in various accounts of which Mr. Zwerdling serves as trustee or over which he has complete trading authorization (these positions are revocable) and 17,700 shares of common stock that he would acquire upon the conversion of his shares of Preferred Stock.

(7)	Includes 3,476 shares owned by Mr. Whittemore’s wife and 26,550 shares of common stock that he would acquire upon the conversion of his shares of Preferred Stock.

(8)	Includes 260 shares owned by Mr. Heimes’ wife.

(9)	Includes 168,150 shares of common stock that the directors and executive officers would acquire upon the conversion of their shares of Preferred Stock.

ITEM 1.	ELECTION OF DIRECTORS

Nominees for Directors

The Company’s articles of incorporation provide that the Board of Directors can set the number of directors, but also provide that the Board of Directors must have no less than three nor more than nine directors. The Board of Directors has set the number of directors to serve in 2006 at eight, which means that eight directors will be elected at the Annual Meeting and will serve a term expiring at the next annual meeting or until a successor is selected. Each of the nominees is currently a director and has served continuously since the year he or she joined the Board.

The Board of Directors has no reason to doubt the availability of the nominees, and all have indicated their willingness to serve as a director of the Company if elected. If any nominee becomes unavailable or unwilling to serve as a director for any reason, the person named as proxy on the Proxy Card is expected to consult with management of the Company in voting the shares represented by the proxies, including voting for a substitute nominee.

The names of the director nominees, and certain information about them, are set forth below.

Paul J. Schulte, Chairman of the Board, Director, President and Chief Executive Officer. Mr. Schulte, age 72, became President and Chief Executive Officer effective August 15, 2004. Mr. Schulte joined the Company’s Board in October 1999, upon acquisition by the Company of the former Supertel Hospitality, Inc. Prior to the acquisition, he was a founder and had been Chairman of the Board, Director, President and Chief Executive Officer of the former Supertel, which was involved in acquiring, developing, owning, managing and operating limited service hotels.

George R. Whittemore, Director. Mr. Whittemore has served as a director of the Company since November 1994. Mr. Whittemore, age 56, retired, served as President and Chief Executive Officer of the Company until August 15, 2004. Mr. Whittemore served as Senior Vice President and director of both Anderson & Strudwick, Incorporated, a brokerage firm based in Richmond, Virginia, and Anderson & Strudwick Investment Corporation, from October 1996 until October 2001. Anderson & Strudwick served as underwriter for the Company’s public stock offerings. He served as a director and the President and Managing Officer of Pioneer Federal Savings Bank and its parent, Pioneer Financial Corporation, from September 1982 until August 1994, when these institutions were acquired by a merger with Signet Banking Corporation (now Wachovia Corporation). Mr. Whittemore was appointed President of Mills Value Adviser, Inc., a registered investment advisor, in April 1996. Mr. Whittemore is currently a director of Village Bank & Trust in Richmond, Virginia. He is also a director of Prime Group Realty Trust in Chicago, Illinois. Mr. Whittemore is a graduate of the University of Richmond.

Steve H. Borgmann, Director. Mr. Borgmann joined the Company’s Board in October 1999, upon consummation of the merger between the former Supertel and the Company. Mr. Borgmann, age 61, was a founder, director and the Executive Vice President of former Supertel. Prior to the merger, Mr. Borgmann had been involved in acquiring, developing, owning, managing and operating limited service hotels for the former Supertel or its predecessors since 1978. Mr. Borgmann is a graduate of the University of Nebraska - Lincoln.

Committee: Compensation, Investment

Jeffrey M. Zwerdling, Esq., Director. Mr. Zwerdling has served as a director of the Company since November 1996. Mr. Zwerdling, age 61, is Managing Partner at the law firm of Zwerdling & Oppleman in Richmond, Virginia. Mr. Zwerdling is a general practice attorney with an emphasis in commercial real estate, corporate law and general litigation. He is currently President and a director of The Corporate Center, owner of a 225,000 square foot office park complex located in Richmond, Virginia. Mr. Zwerdling is a graduate of Virginia Commonwealth University (B.S.) and William & Mary Law School (J.D.).

Committees: Audit, Investment

Loren Steele, Director. Mr. Steele joined the Company’s Board in October 1999, upon consummation of the merger between the former Supertel and the Company. Mr. Steele, age 65, is Vice Chairman and Chief Executive Officer of The Rivett Group, L.L.C., an owner and operator of motel properties based out of Aberdeen, South Dakota. He is past Chairman of the International Franchise Association. From 1988 through April 1993, Mr. Steele was Vice Chairman and Chief Executive Officer of Super 8 Enterprises Motel System, Inc. prior to its acquisition by Cendant Corporation. He served as a director of the former Supertel from February 1994 to October 1999.

Committees: Nominating, Compensation

Joseph Caggiano, Director. Mr. Caggiano joined the Company’s Board in October 1999, upon consummation of the merger between the former Supertel and the Company. Mr. Caggiano, age 80, retired, served as Vice Chairman Emeritus of Bozell, Jacobs, Kenyon & Eckhardt, Inc., an advertising and public relations firm, from 1991 through December 31, 1998. From 1974 to 1991, Mr. Caggiano served as Chief Financial Officer and Vice Chairman of the Board of Bozell & Jacobs, an advertising and public relations firm. Mr. Caggiano served as a director of the former Supertel from February 1994 to October 1999.

Committees: Audit, Compensation

Allen L. Dayton, Director. Mr. Dayton joined the Company’s Board in May 2003, upon election by the Company’s shareholders. Mr. Dayton, age 57, has been Chairman of the Board of Video Service of America since 1977 and Southern Improvement Company since 2000. Mr. Dayton’s investment holdings include positions in companies operating in the printing, cable television, distribution and real estate industries. Mr. Dayton was previously Chairman of the Kellogg Savings Bank. Mr. Dayton sits on the boards of several business schools, and also serves as a Trustee of the University of Nebraska Foundation.

Committees: Investment, Nominating

Patrick J. Jung, Director. Mr. Jung age 58, has served as Chief Operating Officer of Magnet Retail Advertising LLC since 2001. Mr. Jung was with KPMG from 1970 until 2000. During that period, he served as a partner for 20 years and as the Managing Partner of the Nebraska Business Unit (offices in Omaha and Lincoln) for six years. Mr. Jung has earned the designation of CPA, is a graduate of the University of South Dakota and received his M. B.A. from Creighton University in 1971. Mr. Jung serves on the board of directors of the America First Companies, including America First Tax Exempt Investors, L.P. and serves on the Audit and Governance Committees. He serves on the board of directors of Werner Enterprises, Inc. and serves as chairman of the Audit Committee and is a member of the Compensation Committee.

Committees: Audit, Nominating

Unless authority for the above nominees is withheld, the person named as proxy on the Proxy Card will vote the shares represented by the enclosed proxy card, if executed and returned, “for” the election of the nominees named above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” EACH OF THE NOMINEES

Board of Directors

The current Board of Directors is comprised of a majority of “independent” directors, as defined by the Nasdaq Stock Market listing standards and the Company’s Articles of Incorporation. The Board of Directors has determined that the following directors are independent under the Nasdaq Stock Market listing standards and the Company’s Articles of Incorporation: Messrs. Borgmann, Zwerdling, Steele, Caggiano, Dayton and Jung.

The Board of Directors held six meetings in 2005. During 2005, all Directors attended at least 75% of all Board meetings and meetings of the committees on which they served. The non-employee directors meet in executive session without management present, and will meet in executive session without management present at all future board meetings.

The Company has not adopted a formal policy on Board members’ attendance at its annual meetings of shareholders, although all Board members are encouraged to attend and historically most have done so. All Board members attended the Company’s 2005 Annual Meeting of Shareholders.

The Company’s Board of Directors has an Investment Committee, Compensation Committee, Nominating Committee and an Audit Committee. The Board of Directors may, from time to time, form other committees as circumstances warrant. Such committees have the authority and responsibility delegated to them by the Board of Directors.

Investment Committee

The Investment Committee currently consists of Messrs. Borgmann (Chairman), Zwerdling and Dayton. The Investment Committee reviews potential hotel acquisitions and makes recommendations to the Board of Directors with respect to proposed acquisitions. Any acquisition, investment or purchase of property requires approval of the Investment Committee of the Board of Directors. The Investment Committee held four meetings during 2005.

Compensation Committee

The Compensation Committee currently consists of Messrs. Steele (Chairman), Borgmann and Caggiano. All members of the Compensation Committee are “independent” within the meaning of the Nasdaq Stock Market listing standards. This committee makes recommendations to the Board regarding executive compensation policy, the actual compensation of Directors and executive officers, and any benefit plans for the Company’s management team. The Compensation Committee held two meetings during 2005. The committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.supertelinc.com under “corporate governance.”

Nominating Committee

The Nominating Committee currently consists of Messrs. Dayton (Chairman), Steele and Jung. The committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.supertelinc.com under “corporate governance.”

Under its charter, the Nominating Committee is to consist of not less than three members. Each member of the Nominating Committee is “independent” within the meaning of the Nasdaq Stock Market listing standards.

The Nominating Committee is responsible for selecting those individuals to recommend to the entire Board of Directors for election to the board. The Nominating Committee will consider shareholder nominations for directors if made (1) in writing by a shareholder entitled to vote in the election of Directors generally and (2) pursuant to the company bylaws. In order to be considered for the next election of Directors at the 2007 Annual Meeting, in accordance with the Company’s bylaws, shareholder nominations must be received by the Secretary, at the Company’s principal office in Norfolk, Nebraska, on or before February 23, 2007.

In order to be valid, a shareholder nomination must set forth (1) the name and address of the shareholder who intends to make the nomination; (2) the name and address of the person or persons to be nominated; (3) a representation that the shareholder is a record holder of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such persons) pursuant to which the shareholder is making the nomination; (5) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (6) the written consent of each nominee to serve as a director if elected. Any candidates submitted by a shareholder or shareholder group are reviewed and considered in the same manner as all other candidates.

The Nominating Committee identifies director nominees through a combination of referrals, including by management, existing board members and shareholders, and direct solicitations, where warranted. Once a candidate has been identified the Nominating Committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the committee believes it to be appropriate, committee members may meet with the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire Board of Directors to stand for election to the board.

Among the factors that the committee considers when evaluating proposed nominees are their experience in the hospitality industry and knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The committee may request references and additional information from the candidate prior to reaching a conclusion. The committee is under no obligation to formally respond to recommendations, although as a matter of practice, every reasonable effort is made to do so.

The Nominating Committee received no shareholder recommendations for nomination to the Board of Directors in connection with the 2006 Annual Meeting. The Nominating Committee held two meetings during 2005.

Audit Committee

The Audit Committee currently consists of Messrs. Jung (Chairman), Zwerdling, and Caggiano. All members of the Audit Committee are “independent” within the meaning of the Nasdaq Stock Market listing standards. The Audit Committee is responsible for the engagement of the independent registered public accounting firm, reviews with the independent registered public accounting firm, the plans and results of the audit engagement, approves professional services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls. The Board of Directors has determined that Patrick J. Jung is an audit committee financial expert and independent within the meaning of SEC regulations. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.supertelinc.com under “corporate governance.” The Audit Committee held seven meetings during 2005. The Audit Committee’s report is included on page 12.

Shareholder Communications with the Board of Directors

The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Board of Directors, Supertel Hospitality, Inc., 309 North 5th Street, Norfolk, NE 68701. Correspondence directed to an individual board member will be referred, unopened, to that member. Correspondence not directed to a particular board member will be referred, unopened, to the Chairman of the Board.

DIRECTOR COMPENSATION AND RELATED TRANSACTIONS

Each director receives $20,000 per year for serving as a director. On November 1, 2004 the Company entered into a $2,684,500 financing with Village Bank & Trust. Mr. Whittemore is a member of the Board of Directors of Village Bank & Trust. As provided in the agreement entered into in connection with his resignation on August 15, 2004 as an executive officer, Mr. Whittemore provided consulting services and participated in employee benefit plans of the Company until August 25, 2005. The Company also paid Mr. Whittemore $163,461 during 2005 and no further payments are due Mr. Whittemore under the agreement.

EXECUTIVE OFFICERS

Paul J. Schulte, Chairman of Board, Director, President and Chief Executive Officer. Mr. Schulte’s employment history and professional background are provided on page 4.

Donavon A. Heimes, Chief Financial Officer, Treasurer and Secretary. Mr. Heimes joined the Company as Chief Financial Officer August 15, 2004. Mr. Heimes, age 61, previously served as a Managing Director of Corporate Finance Associates, a Colorado based merger/acquisition and financial consulting firm since 1997. Mr. Heimes also has had 10 years of accounting and auditing experience with KPMG and over 17 years experience serving as Chief Financial Officer, President and Chief Operating Officer of a privately held company involved in construction, construction materials, heavy equipment manufacturing and real estate development. Mr. Heimes has earned the designation of CPA, and is a graduate of The University of Nebraska at Omaha and received his MBA from Creighton University in 1971.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

	Annual Compensation
Name and Principal Position	Year	Salary	Bonus	All Other Compensation
Paul J. Schulte	2005	$215,384	$—	$20,000	(1)
President, Chief Executive Officer	2004	$76,923	$—	$20,000	(1)

Donavon A. Heimes	2005	$146,154	$25,000	$—
Chief Financial Officer, Treasurer and Secretary	2004	$61,500	$—	$—

(1)	Reflects director fees for Mr. Schulte.

Employment Agreements

In August 25, 2005, upon the recommendation of the Compensation Committee and approval of the Board of Directors, the Company entered into new employment agreements with President and Chief Executive Officer Paul Schulte and Chief Financial Officer Don Heimes. Each of the agreements provides for an initial term from September 1, 2005 until December 31, 2005, with successive one-year renewal periods. The agreements provide for annual base salaries for Messrs. Schulte and Heimes in the amount of $250,000 and $150,000, respectively, subject in each case to review by the Company annually. Each of the agreements provide that the employee will be considered for cash bonuses and option grants on an annual basis. Any such bonus will be based on the recommendation of the Compensation Committee and any such option grant will be made in the sole discretion of the Compensation Committee. Each of the agreements also provide that, in the event the Company terminates the agreement without cause, the employee would be entitled to receive his annual base salary for twelve months following termination. The agreements also contain confidentiality and noncompetition covenants.

PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company’s common stock for the period December 31, 2000 through December 31, 2005, with the cumulative total return on the SNL Securities Hotel REIT Index (“Hotel REITs Index”) and the NASDAQ Composite (“NASDAQ—Total US Index”) for the same period. The Hotel REITs Index is comprised of publicly traded REITs that focus on investments in hotel properties. The NASDAQ Composite is comprised of all United States common shares traded on the NASDAQ Stock Market (previously titled NASDAQ—Total US). The comparison assumes a starting investment of $100 on December 31, 2000 in the Company’s common stock and in each of the indices shown, and assumes that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.

Supertel Hospitality, Inc.

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Supertel Hospitality, Inc.	100.00	43.14	28.66	71.14	62.99	80.42
NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54
SNL Hotel REITS Index	100.00	93.50	92.24	120.37	159.67	175.32

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Committee”), which is comprised of independent directors of the Board, is responsible for developing and implementing a compensation program for the Company’s management. The Committee recommends to the Company’s Board of Directors the annual salary levels and any other compensation related matters for the President/Chief Executive Officer (the “President”) and Chief Financial Officer (the “CFO”) of the Company.

Compensation Philosophy. The primary objective of the Company’s compensation program is to attract and retain a high caliber of management who will manage the Company in a manner that will promote its long term profitability and advance the interest of the Company’s shareholders. The Committee believes that the performance in 2005 of the President and CFO of the Company indicate their commitment to achieving such goals for the Company and its shareholders.

Base Salary. Given the difficult hotel industry operating environment and the Company’s related sub par operating performance, in the past few years the compensation program has been restricted to base salary. The Committee used the SNL Executive Compensation Review for Real Estate Securities and information on other publicly traded hotel real estate investment trusts (REITs) to develop its recommendations for base salaries for 2005.

The Committee also evaluated the performance of the President, including achievements in improving the Company’s debt to equity ratio, the return to dividend payouts to shareholders, and related improvements to the Company’s stock price. Based on the Committee’s analysis, the committee recommended an annual base salary for the President of $250,000.

Incentive Bonuses. The Company has not implemented a discretionary cash bonus program for the benefit of its officers or other employees.

Long-Term Incentive Plans. The Company has not implemented any form of long-term incentive plan for the benefit of its officers or other employees. The Company is submitting the Supertel 2006 Stock Plan to shareholders for approval at the Annual Meeting. If approved, the plan will permit the Committee to grant stock options, stock appreciation rights, restricted stock and certain stock bonuses to officers, other employees, and directors of the Company and its subsidiaries.

The foregoing report is submitted by the following Directors of the Company, comprising all of the members of the Compensation Committee of the Board of Directors.

COMPENSATION COMMITTEE

Loren Steele, Chairman

Steve H. Borgmann

Joseph Caggiano

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of three Directors, each of whom satisfies the independence and financial literacy requirements of the Nasdaq Stock Market listing standards. The Board of Directors has determined that Mr. Jung is an audit committee financial expert (as defined by the Securities and Exchange Commission). The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with U.S. generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG.

The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards).

The Audit Committee has also received the written disclosures and the letter from KPMG relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG that firm’s independence from the Company.

Based upon the Audit Committee’s discussions with management and KPMG and the Audit Committee’s review of the representation of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

The Audit Committee appointed KPMG to serve as the Company’s independent registered public accounting firm for fiscal year 2006, subject to shareholder approval.

THE AUDIT COMMITTEE

Patrick J. Jung, Chairman

Jeffrey M. Zwerdling

Joseph Caggiano

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents the fees for professional audit services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2005 and 2004, and fees billed for other services rendered by KPMG during those periods.

Year Ended December 31,	2005	2004
Audit Fees	$223,440	$101,600
Tax Fees (1)	68,580	101,846
All Other Fees (2)	—	40,000

Total	$292,020	$243,446

(1)	Includes fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning.

(2)	Includes fees billed for professional services related to a cost segregation and cost allocation studies performed in 2004.

The Audit Committee has determined that the provision of the non-audit services performed by KPMG during the 2005 and 2004 fiscal years is compatible with maintaining KPMG’s independence from the Company.

PRE-APPROVAL POLICIES

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services does not impair the accountants’ independence. The Audit Committee has delegated interim pre-approval authority to Mr. Jung, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting.

ITEM 2:	APPROVAL OF THE SUPERTEL 2006 STOCK PLAN

General

Supertel’s Board of Directors has adopted the Supertel 2006 Stock Plan (the “Plan”), subject to shareholder approval. The Board of Directors recognizes the value of stock incentives in assisting Supertel in the hiring and retaining of management personnel and in enhancing the long-term mutuality of interest between Supertel shareholders and its directors, officers and employees. The Board of Directors has approved the Plan which authorizes the issuance of up to 200,000 shares of Supertel common stock.

Under the Plan, the Compensation Committee (the “Committee”) of the Board may grant stock options, stock appreciation rights, restricted stock and certain stock bonuses to officers, other employees, and directors of Supertel and its subsidiaries. The number of grantees may vary from year to year. The number of persons eligible to participate in the Plan is estimated to be approximately 25. The Committee administers the Plan and its determinations are binding upon all persons participating in the Plan.

The maximum number of shares of Supertel’s common stock that may be issued under the Plan is 200,000. Any shares of common stock subject to an award which for any reasons are cancelled, terminated or otherwise settled without the issuance of any common stock are again available for awards under the Plan. If payment for an award or the satisfaction of related withholding tax liabilities is effected through the surrender of common stock or the withholding of common stock, the number of shares of common stock available for awards under the Plan shall be increased by the number of shares of common stock so surrendered or withheld. The maximum number of shares of common stock which may be issued under the Plan to any one participant shall not exceed 20% of the aggregate number of shares of common stock that may be issued under the Plan. A maximum of 20% of the shares of stock available under the Plan may be issued as restricted stock or stock bonuses. In addition, a maximum of 20% of the shares available under the plan may be issued to non-employee directors.

The shares may be unissued shares or treasury stock. If there is a stock split, stock dividend, recapitalization, spinoff, exchange or other similar corporate transaction or event affecting Supertel’s common stock, appropriate adjustments shall be made by the Committee in the number of shares issuable in the future and in the number of shares and price under all outstanding grants made before the event.

Grants Under The Plan

Stock Options: The Committee may grant nonqualified options and options qualifying as incentive stock options. The option price of either a nonqualified stock option or an incentive stock option will be the fair market value of the common stock on the date of grant. Options qualifying as incentive stock options must meet certain requirements of the Internal Revenue Code. To exercise an option, an optionee may pay the option price in cash, or if permitted by the Committee, by withholding shares otherwise issuable on exercise of the option or by delivering other shares of common stock, if such shares have been owned by the optionee for at least six months. The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. The Committee will determine the time or times when each option is exercisable. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. All outstanding options become immediately exercisable in the event of a change-in-control (as defined in the Plan) of Supertel. Options may not be repriced.

Stock Appreciation Rights: The Committee may grant a stock appreciation right (a “SAR”) in conjunction with an option granted under the Plan or separately from any option. Each SAR granted in tandem with an option may be exercised only to the extent that the corresponding option is exercised, and such SAR terminates upon termination or exercise of the corresponding option. Upon the exercise of a SAR granted in tandem with an option, the corresponding option will terminate. SAR’s granted separately from options may be granted on such terms and conditions as the Committee establishes. If an participant exercises a SAR, the participant will generally receive a payment equal to the excess of the fair market value at the time of exercise of the shares with respect to which the SAR is being exercised over the price of such shares as fixed by the Committee at the time the SAR was granted. Payment may be made in cash, in shares of Supertel common stock, or any combination of cash and shares as the Committee determines.

Restricted Stock: The Committee may grant awards of restricted stock under the Plan. The restrictions on such shares shall be established by the Committee, which may include restrictions relating to continued employment and Supertel financial performance. The Committee may issue such restricted stock awards without any cash payment by the employee, or with such cash payment as the Committee may determine. All restrictions lapse in the event of a change-in-control (as defined in the Plan) of Supertel. The Committee intends that all restricted stock grants shall have a restriction period of one year on performance-based restricted stock and three years on tenure-based restricted stock. The Committee has the right to accelerate the vesting of restricted shares and to waive any restrictions. The Committee intends to grant acceleration or waiver of restricted stock provisions only in the case of special circumstances.

Stock Bonuses: The Committee may grant a bonus in shares of Supertel common stock to employees under the Plan. Such stock bonuses shall only be granted in lieu of cash compensation otherwise payable to such employee.

Tax Withholding: The Committee may permit a participant to satisfy applicable federal, state and local tax withholding requirements through the delivery to Supertel of previously-acquired shares of common stock or by having shares otherwise issuable under the Plan withheld by Supertel.

Other Information: Except as permitted by the Committee, awards under the Plan are not transferable except by will or under the laws of descent and distribution. The Board may terminate the Plan at any time but such termination shall not affect any stock options, SAR’s, restricted stock or stock bonuses then outstanding under the Plan. Unless terminated by action of the Board, the Plan will continue in effect until December 31, 2015, but awards granted prior to such date will continue in effect until they expire in accordance with their original terms. The Board may also amend the Plan as it deems advisable. Amendments which (1) materially modify the requirements for participation in the 2006 Stock Plan, (2) increase the number of shares of Supertel common stock subject to issuance under the 2006 Stock Plan, or (3) change the minimum exercise price for stock options as provided in the Plan, must be submitted to shareholders for approval.

Federal Income Tax Consequences

With respect to incentive stock options, if the holder of an option does not dispose of the shares acquired upon exercise of the option within one year from the transfer of such shares to such employee, or within two years from the date the option to acquire such shares is granted, then for federal income tax purposes (1) the optionee will not recognize any income at the time of exercise of the option; (2) the excess of the fair market value of the shares as of the date of exercise over the option price will constitute an “item of adjustment” for purposes of the alternative minimum tax; and (3) the difference between the option price and the amount realized upon the sale of the shares by the optionee will be treated as a long-term capital gain or loss. Supertel will not be allowed a deduction for federal income tax purposes in connection with the granting of an incentive stock option or the issuance of shares thereunder.

With respect to the grant of options which are not incentive stock options, the person receiving an option will recognize no income on receipt thereof. Upon the exercise of the option, the optionee will recognize ordinary income in the amount of the difference between the option price and the fair market value of the shares on the date the option is exercised. Supertel generally will receive an equivalent deduction at that time.

With respect to restricted stock awards and bonuses of common stock, an amount equal to the fair market value of the Supertel shares distributed to the employee (in excess of any purchase price paid by the employee) will be includable in the employee’s gross income at the time of receipt unless the award is not transferable and subject to a substantial risk of forfeiture as defined in Section 83 of the Internal Revenue Code (a “Forfeiture Restriction”). If an employee receives an award subject to a Forfeiture Restriction, the employee may elect to include in gross income the fair market value of the award. In the absence of such an election, the employee will include in gross income the fair market value of the award subject to a Forfeiture Restriction on the earlier of the date such restrictions lapse or the date the award becomes transferable. Supertel generally is entitled to a deduction at the time and in the amount that the income is included in the gross income of an employee.

With respect to stock appreciation rights, the amount of any cash (or the fair market value of any common stock) received upon the exercise of a stock appreciation right will be subject to ordinary income tax in the year of receipt and Supertel generally will be entitled to a deduction for such amount.

New Plan Benefits.

As of the date of this proxy statement, no awards had been granted under the Plan and none will be granted unless and until the Plan is approved by the Company’s shareholders. Because of the discretionary nature of any future awards under the Plan, the amount of such awards is not determinable at this time with respect to the Company’s executive officers, other employees and directors.

Vote Required

The favorable vote of the holders of a majority of the outstanding shares of Supertel’s common stock present in person or represented by proxy at the meeting is required for approval of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE SUPERTEL 2006 STOCK PLAN.

ITEM 3.	RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The Audit Committee has appointed KPMG, certified public accountants, as the Company’s independent registered public accounting firm for fiscal year 2006, subject to shareholder approval. A representative of KPMG is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee.

KPMG’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited reviews of the financial statements included in the Company’s quarterly reports.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF

THE SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2006.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2007 Annual Meeting, the proposal must be in proper form and must be received by the Company at its main office in Norfolk, Nebraska, on or before December 26, 2006.

If any shareholder intends to present a proposal at the 2007 Annual Meeting, the proposal must be in proper form and must be received by the Company at its main office in Norfolk, Nebraska, on or before February 23, 2007. The proxy solicited by the Board of Directors for the 2007 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal by this date. The Bylaws specify the information which must accompany any such proposal. Any shareholder may obtain details on the provisions of the Bylaws from the Corporate Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under United States securities laws, the Company’s directors and executive officers, and persons who own more than 10% of the Common Stock, are required to report their ownership of the common stock and any changes in ownership to the Securities and Exchange Commission (the “SEC”). These persons are also required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file such reports by those due dates during the 2005 fiscal year.

Based solely upon a review of the reports furnished to the Company or written representations from the Company’s directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company’s directors and executive officers during 2005.

OTHER MATTERS

As of the date of this Proxy Statement, management knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

The Company will furnish to each beneficial owner of Common Stock entitled to vote at the Annual Meeting, upon written request to the attention of Investor Relations at 309 North 5th Street, Norfolk, NE 68701, additional copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including the financial statements and financial statement schedules as filed by the Company with the SEC.

By Order of the Board of Directors,

Paul J. Schulte
President and Chief Executive Officer

April 25, 2006

PROXY

SUPERTEL HOSPITALITY, INC.

309 N. 5th Street, Norfolk, NE 68701

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Paul J. Schulte and Donavon A. Heimes, as proxy, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated below, all the shares of common stock of Supertel Hospitality, Inc. held of record by the undersigned on April 14, 2006, at the annual meeting of shareholders to be held on May 25, 2006 or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

(1)	Election of Directors

☐	FOR ALL NOMINEES:

☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES.

☐	FOR ALL EXCEPT:
(see	instructions below)

NOMINEES:

O    Paul J. Schulte

O    Steve H. Borgmann

O    Jeffrey M. Zwerdling

O    George R. Whittemore

O    Loren Steele

O    Joseph Caggiano

O    Allen L. Dayton

O    Patrick J. Jung

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here: ●

(2)	Approval of the Supertel 2006 Stock Plan

☐	For

☐	Against

☐	Abstain

(3)	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2006.

☐	For

☐	Against

☐	Abstain

(4)	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election of all nominees for director, for approval of the Supertel 2006 Stock Plan, and for ratification of the selection of KPMG LLP, and in their discretion for any other matters coming before the meeting.

DATED:                     , 2006

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

Signature

Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

APPENDIX

SUPERTEL 2006 STOCK PLAN

SECTION 1

NAME AND PURPOSE

1.1 Name. The name of the plan shall be the Supertel 2006 Stock Plan (the “Plan”).

1.2. Purpose of Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase stockholder value by (a) motivating superior performance by means of stock incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and Directors and (c) enabling the Company to attract and retain the services of a management team responsible for the long-term financial success of the Company.

SECTION 2

DEFINITIONS

2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)	“Act” means the Securities Exchange Act of 1934, as amended.

(b)	“Award” means any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, or any combination thereof, including Awards combining two or more types of Awards in a single grant.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)	“Committee” means the Compensation Committee of the Board, which shall consist of two or more members, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 as promulgated under the Act.

(f)	“Company” means Supertel Hospitality, Inc., a Virginia corporation (and any successor thereto) and its Subsidiaries.

(g)	“Director” means any director of the Company.

(h)	“Employee” means any employee of the Company or any of its Subsidiaries.

(i)	“Fair Market Value” means, on any date, the average of the high and low sales prices of the Stock as reported on the National Association of Securities Dealers Automated Quotation system (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on such system (or such other system) on such date, Fair Market Value shall mean the average of the high and low sale prices on the immediately preceding date on which Stock transactions were so reported.

(j)	“Option” means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an Incentive Stock Option within the meaning of Section 422 of the Code or (ii) a Nonstatutory Stock Option.

(k)	“Participant” means any Employee or Director designated by the Committee to participate in the Plan.

(l)	“Plan” means the Supertel 2006 Stock Plan, as in effect from time to time.

(m)	“Restricted Stock” shall mean a share of Stock granted to a Participant subject to such restrictions as the Committee may determine.

(n)	“Stock” means the Common Stock of the Company, par value $.01 per share.

(o)	“Stock Appreciation Right” means the right, subject to such terms and conditions as the Committee may determine, to receive an amount in cash or Stock, as determined by the Committee, equal to the excess of (i) the Fair Market Value, as of the date such Stock Appreciation Right is exercised, of the number shares of Stock covered by the Stock Appreciation Right being exercised over (ii) the aggregate exercise price of such Stock Appreciation Right.

(p)	“Stock Bonus” means the grant of Stock as compensation from the Company, which may be in lieu of cash compensation otherwise receivable by the Participant or in addition to such cash compensation.

(q)	“Subsidiary” means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3

ELIGIBILITY AND PARTICIPATION

The only persons eligible to participate in the Plan shall be those Employees and Directors selected by the Committee as Participants.

SECTION 4

POWERS OF THE COMMITTEE

4.1 Power to Grant. The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Awards, and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

4.2 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

SECTION 5

STOCK SUBJECT TO PLAN

5.1 Number. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Awards under the Plan may not exceed 200,000 shares of Stock.

The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose. The maximum number of shares of Stock with respect to which Awards may be granted to any one Participant under the Plan is 20% of the aggregate number of shares of Stock available for Awards under Section 5.1. A maximum of 20% of the shares of Stock available for issuance under the Plan may be issued as Restricted Stock or Stock Bonuses. A maximum of 20% of the shares of Stock available for issuance under the Plan may be issued in the aggregate to non-employee Directors.

5.2 Cancelled, Terminated or Forfeited Awards. Any shares of Stock subject to an Award which for any reason are cancelled, terminated or otherwise settled without the issuance of any Stock shall again be available for Awards under the Plan. In the event that an Award is exercised through the delivery of Stock or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Stock by the Company, the number of shares available for Awards under the Plan shall be increased by the number of shares surrendered or withheld.

5.3 Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change, (i) the aggregate number of shares of Stock available for Awards under Section 5.1 and (ii) the number of shares and exercise price with respect to Options and the number, prices and dollar value of other Awards, may be appropriately adjusted by the Committee, whose determination shall be conclusive.

SECTION 6

STOCK OPTIONS

6.1 Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, the exercisability (if any) of the Option in the event of death, retirement, disability or termination of employment, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

6.2 Option Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted. Options may not be repriced.

6.3 Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee may impose, subject to the Committee’s right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable for more than ten years after the date on which it is granted.

6.4 Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise or pursuant to any arrangement that the Committee shall approve. The Committee may, in its discretion, permit a Participant to make payment (i) by tendering, either by actual delivery of shares or by attestation, shares of Stock already owned by the Participant valued at its Fair Market Value on the date of exercise (if such Stock has been owned by the Participant for at least six months) or (ii) by electing to have the Company retain Stock which would otherwise be issued on exercise of the Option, valued at its Fair Market Value on the date of exercise. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock.

6.5 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code.

SECTION 7

STOCK APPRECIATION RIGHTS

7.1 SAR’s In Tandem with Options. Stock Appreciation Rights may be granted to Participants in tandem with any Option granted under the Plan, either at or after the time of the grant of such Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Each Stock Appreciation Right shall only be exercisable to the extent that the corresponding Option is exercisable, and shall terminate upon termination or exercise of the corresponding Option. Upon the exercise of any Stock Appreciation Right, the corresponding Option shall terminate.

7.2 Other Stock Appreciation Rights. Stock Appreciation Rights may also be granted to Participants separately from any Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

SECTION 8

RESTRICTED STOCK

8.1 Grant of Restricted Stock. The Committee may grant Restricted Stock to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. Each grant of Restricted Stock shall be subject to such restrictions, which may relate to continued employment with the Company, performance of the Company, or other restrictions, as the Committee may determine. Each grant of Restricted Stock shall be evidenced by a written agreement setting forth the terms of such Award.

8.2 Removal of Restrictions. The Committee may accelerate or waive such restrictions in whole or in part at any time in its discretion.

SECTION 9

STOCK BONUSES

9.1 Grant of Stock Bonuses. The Committee may grant a Stock Bonus to a Participant at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine.

9.2 Effect on Compensation. The Committee may from time to time determine to grant a Stock Bonus in lieu of salary or cash bonuses otherwise payable to a Participant.

SECTION 10

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

10.1 General. The Board may from time to time amend, modify or terminate any or all of the provisions of the Plan, subject to the provisions of this Section 10.1. The Board may not change the Plan in a manner which would prevent outstanding Incentive Stock Options granted under the Plan from being Incentive Stock Options without the consent of the optionees concerned. Furthermore, the Board may not make any amendment which would (i) materially modify the requirements for participation in the Plan, (ii) increase the number of shares of Stock subject to Awards under the Plan or to any one Employee pursuant to Section 5.1, or (iii) change the minimum exercise price for Stock Options as provided in Section 6.2, in each case without the consent and approval of the holders of a majority of the outstanding shares of Stock entitled to vote thereon. No amendment or modification shall affect the rights of any Employee with respect to a previously granted Award, nor shall any amendment or modification affect the rights of any Eligible Director pursuant to a previously granted Director Award.

10.2 Termination of Plan. No further Options shall be granted under the Plan subsequent to December 31, 2015, or such earlier date as may be determined by the Board.

SECTION 11

MISCELLANEOUS PROVISIONS

11.1 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingent or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant shall be in a form prescribed by the Committee, and will be effective only when filed in writing with the Committee. In the absence of any such designation, Awards outstanding at death may be exercised by the Participant’s surviving spouse, if any, or otherwise by his estate, subject to the terms and conditions of the Award.

11.2 No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

11.3 Tax Withholding. The Company shall have the power to withhold, or require a Participant remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan, and the Company may defer issuance of Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Stock, in each case having a Fair Market Value sufficient to satisfy all or part of the Participant’s estimated total federal, state and local tax obligation associated with the transaction.

11.4 Change of Control. On the date of a Change of Control, all outstanding options and stock appreciation rights shall become immediately exercisable and all restrictions with respect to Restricted Stock shall lapse. “Change of Control” shall mean:

(i)	The acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (excluding any acquisition or holding by (i) the Company or its subsidiaries or (ii) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii)	Individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for the election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(iii)	Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

11.5 Company Intent. The Company intends that the Plan comply in all respects with Rule 16b-3 under the Act, and any ambiguities or inconsistencies in the construction of the Plan shall be interpreted to give effect to such intention.

11.6 Requirements of Law. The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required.

11.7 Nontransferability of Awards. Except as otherwise provided by the Committee, Awards under the Plan are not transferable, except by will or by the laws of descent and distribution.

11.8 Agreements with Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written agreement as is determined by the Committee or its designee.

11.9 Effective Date. The Plan shall be effective upon its adoption by the Board subject to approval by the affirmative vote of the holders of a majority of the shares of Stock present in person or by proxy at the 2006 stockholders’ meeting.

11.10 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Virginia.